Exhibit 99.1

         June 7, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES
ANNUAL MEETING DATE

Gurgovits And Poelker Nominated To Board

Virginia Beach, Virginia, June 7, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that its 2013 Annual Meeting of Shareholders will be held on June 26, 2013, at 9:00 a.m. at the Hilton Virginia Beach Oceanfront at 3001 Atlantic Avenue, Virginia Beach, Virginia.  Shareholders of record at the close of business on May 28, 2013, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

At the meeting, among other items, shareholders will vote on eleven director nominees to the Company’s Board of Directors, each to serve as a director for a one-year term.  The director nominees include two new nominees, Stephen J. Gurgovits and John S. Poelker, who both bring deep banking and finance experience derived from senior leadership positions in the financial services industry.

Charles M. Johnston, Chairman of the Company’s Board of Directors, said, “We welcome Steve and John to the Board and look forward to the guidance and perspective they can provide, based on their decades of experience and highly successful track records in the industry.”

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “The Company’s Board nominees represent a strong combination of representatives of our major institutional shareholders, local directors with deep connections to our markets and successful bankers such as Steve and John, who bring broad industry perspective and can provide valuable insights on both a strategic and an operational level.”

Gurgovits served as Chief Executive Officer of F.N.B. Corporation (“FNB”) and its subsidiary, First National Bank of Pennsylvania (“First National Bank”), from 2004 until his retirement in January 2012.  During his 50-year career with FNB and First National Bank, Mr. Gurgovits served in various retail, commercial banking and executive capacities.  He has served on the Board of Directors of FNB and First National Bank since 1981 and currently serves as Chairman of both entities.  Mr. Gurgovits’ leadership experience includes his service as the chairman of the Pennsylvania Bankers Association from 2003 to 2004, a director of the American Bankers Association from 2005 to 2008 and a member of the American Bankers Council.

Poelker has been the President of the The Poelker Consultancy, Inc. since 2005.  The Poelker Consultancy, Inc. provides a wide range of strategic and financial management advisory and consulting services to banks and financial services companies.  Through his consultancy, Mr. Poelker has served in a number of senior executive officer roles on a temporary basis at various financial institutions, including: Chief Financial Officer of State Bank Financial Corporation from August 2010 to October 2011; Chief Executive Officer of Beach First National Bank from February 2010 to April 2010; President and Chief Executive Officer of State Bank of Georgia from December 2009 to February 2010; and President and Chief Executive Officer of Georgian Bancorporation Inc. and Georgian Bank from July 2009 through September 2009.  Previously, he had served as Executive Vice President and Chief Financial Officer of Old National Bancorp from 1998 to 2005.  Mr. Poelker currently serves on the Board of Directors of First Banks, Inc. and Capmark Bank.  He previously served on the Board of Directors of First Charter Corporation from 2006 until it was acquired by Fifth Third Bank in 2008.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the nominees to the Company’s board of directors.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates 33 banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and two loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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